Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Fourth-Quarter and Full-Year 2019 Financial Results
Announces Five Percent Increase to Quarterly Cash Dividend

News Summary:

•	Record Fourth-quarter revenue was $20.2 billion, up 8 percent year-over-year (YoY). Full-year revenue set an all-time record of $72.0 billion, up 2 percent YoY on data-centric growth*.

•	Delivered outstanding fourth-quarter earnings per share (EPS) of $1.58 ($1.52 on a non-GAAP basis).

•	In 2019, Intel generated a record $33.1 billion cash from operations and $16.9 billion of free cash flow, and returned approximately $19.2 billion to shareholders.

•	Expecting record 2020 revenue of approximately $73.5 billion and first-quarter revenue of approximately $19.0 billion.

SANTA CLARA, Calif., January 23, 2020 -- Intel Corporation today reported fourth-quarter and full-year 2019 financial results. The company also announced that its board of directors approved a five percent cash dividend increase to $1.32 per share on an annual basis. The board declared a quarterly dividend of $0.33 per share on the company’s common stock, which will be payable on March 1 to shareholders of record on February 7.

“In 2019, we gained share in an expanded addressable market that demands more performance to process, move and store data,” said Bob Swan, Intel CEO. “One year into our long-term financial plan, we have outperformed our revenue and EPS expectations. Looking ahead, we are investing to win the technology inflections of the future, play a bigger role in the success of our customers and increase shareholder returns."

Q4 2019 Financial Highlights

	GAAP			Non-GAAP
	Q4 2019	Q4 2018	vs. Q4 2018	Q4 2019	Q4 2018	vs. Q4 2018
Revenue ($B)	$20.2	$18.7	up 8%	$20.2^	$18.7^	up 8%
Gross Margin	58.8%	60.2%	down 1.4 pts	60.1%	61.7%	down 1.6 pts
R&D and MG&A ($B)	$4.9	$5.0	down 1%	$4.9^	$5.0^	down 1%
Operating Income ($B)	$6.8	$6.2	up 9%	$7.2	$6.6	up 10%
Tax Rate	14.4%	7.8%	up 6.6 pts	13.6%	8.8%	up 4.8 pts
Net Income ($B)	$6.9	$5.2	up 33%	$6.7	$5.9	up 13%
Earnings Per Share	$1.58	$1.12	up 40%	$1.52	$1.28	up 19%
In the fourth quarter, the company generated approximately $9.9 billion in cash from operations, paid dividends of $1.4 billion and used $3.5 billion to repurchase 63 million shares of stock.

* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other
^ No adjustment on a non-GAAP basis

Exhibit 99.1

Full-Year 2019 Financial Highlights

Intel achieved record revenue while investing $13.4 billion in research and development and reducing spending to 27 percent of total revenue.

	GAAP			Non-GAAP
	2019	2018	vs. 2018	2019	2018	vs. 2018
Revenue ($B)	$72.0	$70.8	up 2%	$72.0^	$70.8^	up 2%
Gross Margin	58.6%	61.7%	down 3.2 pts	60.1%	63.3%	down 3.2 pts
R&D and MG&A ($B)	$19.5	$20.3	down 4%	$19.5^	$20.3^	down 4%
Operating Income ($B)	$22.0	$23.3	down 5%	$23.8	$24.5	down 3%
Tax Rate	12.5%	9.7%	up 2.8 pts	12.2%	11.0%	up 1.2 pts
Net Income ($B)	$21.0	$21.1	flat	$21.8	$21.5	up 1%
Earnings Per Share	$4.71	$4.48	up 5%	$4.87	$4.58	up 6%

For the full year, the company generated a record $33.1 billion cash from operations, paid dividends of $5.6 billion and used $13.6 billion to repurchase 272 million shares of stock.

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q4 2019	vs. Q4 2018		2019	vs. 2018
Data-centric	DCG	$7.2 billion	up	19%	$23.5 billion	up	2%
	Internet of Things
	IOTG	$920 million	up	13%	$3.8 billion	up	11%
	Mobileye	$240 million	up	31%	$879 million	up	26%
	NSG	$1.2 billion	up	10%	$4.4 billion	up	1%
	PSG	$505 million	down	17%	$2.0 billion	down	6%
			up	15%*		up	3%*
PC-centric	CCG	$10.0 billion	up	2%	$37.1 billion	flat

Fourth-quarter revenue set an all-time quarterly record of $20.2 billion, which was $1 billion higher than October guidance led by record data-centric revenue, up 15 percent YoY. PC-centric revenue was up 2 percent YoY.
Intel's collection of data-centric businesses achieved record revenue in the fourth quarter, led by record Data Center Group (DCG) revenue. DCG revenue grew 19 percent YoY in the fourth quarter, driven by robust demand from cloud service provider customers and a continued strong mix of high-performance 2nd-Generation Intel® Xeon® Scalable processors. Intel acquired Habana Labs in the fourth quarter, strengthening its artificial intelligence portfolio for the data center. Internet of Things Group (IOTG) revenue was up 13 percent on strength in retail and transportation. Mobileye achieved record revenue, up 31 percent YoY on increasing ADAS adoption. Intel's memory business (NSG) was up 10 percent YoY on continued NAND and Intel® Optane™ bit growth. PSG fourth-quarter revenue was down 17 percent YoY.
In the fourth quarter, the PC-centric business (CCG) was up 2 percent on higher modem sales and desktop platform volumes. Major PC manufacturers have introduced 44 systems featuring the new, 10nm-based 10th Gen Intel® Core™ processors (previously referred to as "Ice Lake"), and momentum continues to build for Project Athena. Project Athena-verified devices have been tuned, tested and verified to deliver fantastic system-level innovation and benefits spanning battery life, consistent responsiveness, instant wake, application compatibility and more. Intel has verified 26 Project Athena designs to date.
Additional information regarding Intel’s results can be found in the Q4'19 Earnings Presentation available at: www.intc.com/results.cfm.

* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other
^ No adjustment on a non-GAAP basis

Intel/Page 3

Business Outlook

Intel's guidance for the first-quarter and full-year 2020 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q1 2020	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$19.0 billion	$19.0 billion^
Operating margin	33%	35%
Tax rate	13%	13%^
Earnings per share	$1.23	$1.30

Full-Year 2020	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$73.5 billion	$73.5 billion^
Operating margin	31%	33%
Tax rate	13%	13%^
Earnings per share	$4.71	$5.00
Cash from operations	$33.5 billion	N/A
Full-year capital spending	$17.0 billion	$17.0 billion^
Free cash flow	N/A	$16.5 billion

Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after January 23, 2020. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its fourth quarter of 2019. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q4'19 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the first quarter of 2020 on April 23, 2020 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "guidance," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity, future products and technology and the expected availability and benefits of such products and technology, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that can cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and can differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory and computing capacity at customers.

•
Intel's results can vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results can also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which can result in restructuring and asset impairment charges.

•
Intel's results can be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, political disputes, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results can also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which can be changed without prior notice.

•
Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products do not always grow as projected.

•
The amount, timing and execution of Intel's stock repurchase program fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws and other laws, or the market price of our common stock.

Intel/Page 5

•
Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and can be affected by evolving interpretations of TCJA; changes in the volume and mix of profits earned across jurisdictions with varying tax rates; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Intel's results can be affected by gains or losses from equity securities and interest and other, which can vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) can adversely impact our expenses, revenues and reputation.

•
We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services. A detailed description of these risks is set forth in the "Risk Factors" section of our most recent reports on Forms 10-K and 10-Q.

•
Intel's results can be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure and other issues. An unfavorable ruling can include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results can be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, these transactions do not always achieve our financial or strategic objectives and can disrupt our ongoing business and adversely impact our results of operations. We may not realize the expected benefits of portfolio decisions due to numerous risks, including unfavorable prices and terms; changes in market conditions; limitations due to regulatory or governmental approvals, contractual terms, or other conditions; and potential continued financial obligations associated with such transactions.

Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world - from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA AND OTHER INFORMATION

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Dec 28, 2019	Dec 29, 2018	Dec 28, 2019	Dec 29, 2018
NET REVENUE	$20,209	$18,657	$71,965	$70,848
Cost of sales	8,331	7,430	29,825	27,111
GROSS MARGIN	11,878	11,227	42,140	43,737
Research and development (R&D)	3,384	3,433	13,362	13,543
Marketing, general and administrative (MG&A)	1,542	1,520	6,150	6,750
R&D AND MG&A	4,926	4,953	19,512	20,293
Restructuring and other charges	105	—	393	(72)
Amortization of acquisition-related intangibles	50	50	200	200
OPERATING EXPENSES	5,081	5,003	20,105	20,421
OPERATING INCOME	6,797	6,224	22,035	23,316
Gains (losses) on equity investments, net	617	(490)	1,539	(125)
Interest and other, net	654	(99)	484	126
INCOME BEFORE TAXES	8,068	5,635	24,058	23,317
Provision for taxes	1,163	440	3,010	2,264
NET INCOME	$6,905	$5,195	$21,048	$21,053

EARNINGS PER SHARE - BASIC	$1.60	$1.14	$4.77	$4.57
EARNINGS PER SHARE - DILUTED	$1.58	$1.12	$4.71	$4.48

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,319	4,549	4,417	4,611
DILUTED	4,373	4,619	4,473	4,701

	Three Months Ended
(In Millions)	Dec 28, 2019	Dec 29, 2018

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding – basic	4,319	4,549
Dilutive effect of employee equity incentive plans	42	43
Dilutive effect of convertible debt	12	27
Weighted average shares of common stock outstanding – diluted	4,373	4,619

STOCK BUYBACK:
Shares repurchased	63	51
Cumulative shares repurchased (in billions)	5.5	5.2
Remaining dollars authorized for buyback (in billions)	$23.7	$17.3

OTHER INFORMATION:
Employees (in thousands)	110.8	107.4

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Dec 28, 2019	Dec 29, 2018
CURRENT ASSETS
Cash and cash equivalents	$4,194	$3,019
Short-term investments	1,082	2,788
Trading assets	7,847	5,843
Total cash investments	13,123	11,650
Accounts receivable	7,659	6,722
Inventories
Raw materials	840	813
Work in process	6,225	4,511
Finished goods	1,679	1,929
	8,744	7,253
Other current assets	1,713	3,162
TOTAL CURRENT ASSETS	31,239	28,787

Property, plant and equipment, net	55,386	48,976
Equity investments	3,967	6,042
Other long-term investments	3,276	3,388
Goodwill	26,276	24,513
Identified intangible assets, net	10,827	11,836
Other long-term assets	5,553	4,421
TOTAL ASSETS	$136,524	$127,963

CURRENT LIABILITIES
Short-term debt	$3,693	$1,261
Accounts payable	4,128	3,824
Accrued compensation and benefits	3,853	3,622
Other accrued liabilities	10,636	7,919
TOTAL CURRENT LIABILITIES	22,310	16,626

Debt	25,308	25,098
Contract liabilities	1,368	2,049
Income taxes payable, non-current	4,919	4,897
Deferred income taxes	2,044	1,665
Other long-term liabilities	2,916	2,646

TEMPORARY EQUITY	155	419

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,261	25,365
Accumulated other comprehensive income (loss)	(1,280)	(974)
Retained earnings	53,523	50,172
TOTAL STOCKHOLDERS' EQUITY	77,504	74,563
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$136,524	$127,963

Intel/Page 8

INTEL CORPORATION
CONSOLIDATED SUMMARY STATMENT OF CASH FLOWS

	Twelve Months Ended
(In Millions)	Dec 28, 2019	Dec 29, 2018

Cash and cash equivalents, beginning of period	$3,019	$3,433
Cash flows provided by (used for) operating activities:
Net income	21,048	21,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,204	7,520
Share-based compensation	1,705	1,546
Amortization of intangibles	1,622	1,565
(Gains) losses on equity investments, net	(892)	155
(Gains) losses on divestitures	(690)	(497)
Changes in assets and liabilities:
Accounts receivable	(935)	(1,714)
Inventories	(1,481)	(214)
Accounts payable	696	211
Accrued compensation and benefits	91	(260)
Customer deposits and prepaid supply agreements	(782)	1,367
Income taxes	885	(1,601)
Other assets and liabilities	2,674	301
Total adjustments	12,097	8,379
Net cash provided by operating activities	33,145	29,432
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(16,213)	(15,181)
Acquisitions, net of cash acquired	(1,958)	(190)
Purchases of available-for-sale debt investments	(2,268)	(3,843)
Sales of available-for-sale debt investments	238	195
Maturities of available-for-sale debt investments	3,988	2,968
Purchases of trading assets	(9,162)	(9,503)
Maturities and sales of trading assets	7,178	12,111
Purchases of equity investments	(522)	(874)
Sales of equity investments	2,688	2,802
Proceeds from divestitures	911	548
Other investing	715	(272)
Net cash used for investing activities	(14,405)	(11,239)
Cash flows provided by (used for) financing activities:
Issuance of long-term debt, net of issuance costs	3,392	423
Repayment of debt and debt conversion	(2,627)	(3,026)
Proceeds from sales of common stock through employee equity incentive plans	750	555
Repurchase of common stock	(13,576)	(10,730)
Payment of dividends to stockholders	(5,576)	(5,541)
Other financing	72	(288)
Net cash provided by (used for) financing activities	(17,565)	(18,607)
Net increase (decrease) in cash and cash equivalents	1,175	(414)
Cash and cash equivalents, end of period	$4,194	$3,019

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended		Twelve Months Ended
(In Millions)	Dec 28, 2019	Dec 29, 2018	Dec 28, 2019	Dec 29, 2018
Net Revenue
Data Center Group
Platform	6,587	5,594	21,441	21,155
Adjacency	626	475	2,040	1,836
	7,213	6,069	23,481	22,991
Internet of Things
IOTG	920	816	3,821	3,455
Mobileye	240	183	879	698
	1,160	999	4,700	4,153

Non-Volatile Memory Solutions Group	1,217	1,107	4,362	4,307
Programmable Solutions Group	505	612	1,987	2,123
Client Computing Group
Platform	$8,553	$8,531	$32,681	$33,234
Adjacency	1,457	1,291	4,465	3,770
	10,010	9,822	37,146	37,004
All Other	104	48	289	270
TOTAL NET REVENUE	$20,209	$18,657	$71,965	$70,848

Operating income (loss)
Data Center Group	3,471	3,055	10,227	11,476
Internet of Things
IOTG	243	189	1,097	980
Mobileye	57	37	245	143
	300	226	1,342	1,123

Non-Volatile Memory Solutions Group	(96)	(19)	(1,176)	(5)
Programmable Solutions Group	85	162	318	466
Client Computing Group	$4,088	$3,665	$15,202	$14,222
All Other	(1,051)	(865)	(3,878)	(3,966)
TOTAL OPERATING INCOME	$6,797	$6,224	$22,035	$23,316
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•	DCG includes workload-optimized platforms and related products designed for cloud, enterprise, and communication infrastructure market segments.

•	IOTG includes high-performance compute solutions for targeted verticals and embedded applications in market segments such as retail, industrial, smart infrastructure, and vision.

•
Mobileye includes computer vision and machine learning-based sensing, data analysis, localization mapping and driving policy technology for advanced driver assistance systems (ADAS) and autonomous driving

•	NSG includes memory and storage products like Intel® Optane™ technology and Intel® 3D NAND technology, primarily used in SSDs.

•	PSG includes programmable semiconductors, primarily FPGAs and structured ASICs, and related products for communications, cloud and enterprise, and embedded market segments.

•
CCG includes platforms designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies such as connectivity, graphics, and memory.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented;

•	historical results of operations from divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a CPU and chipset, an SoC, or a multichip package, based on Intel® architecture. Our non-platform, or adjacent products, can be combined with platform products to form comprehensive platform solutions to meet customer needs.

Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q4 2019	Q4 2019	YTD 2019
	compared to Q3 2019	compared to Q4 2018	compared to YTD 2018
Data Center Group Platform
Unit volumes	15%	12%	(3)%
Average selling prices	(2)%	5%	5%

Client Computing Group Platform
Notebook platform volumes	(1)%	(1)%	(5)%
Notebook platform average selling prices	—%	—%	5%
Desktop platform volumes	11%	7%	(6)%
Desktop platform average selling prices	(3)%	(4)%	3%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: Acquisition-related adjustments exclude charges related to amortization of acquisition-related intangible assets.
Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and operating expenses in our U.S. GAAP financial statement and are primarily associated with the acquisitions of Mobileye in 2017 and Altera in 2016. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions.
Our non-GAAP adjustments exclude these charges to facilitate a better evaluation of our current operating performance and comparison to our past operating performance.
Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the exit of the 5G smartphone modem business. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. These costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Gains or losses from divestiture: We divested our 5G smartphone modem business in 2019 and Wind River in 2018. We exclude gains or losses and related tax impacts resulting from divestitures when calculating certain non-GAAP measures. These adjustments facilitate a better evaluation of our current operating performance and comparisons to our past operating performance.
Ongoing mark-to-market on marketable equity securities: When calculating certain non-GAAP measures, we exclude gains and losses resulting from ongoing mark-to-market adjustments of our marketable equity securities after the initial mark-to-market adjustment is recorded upon a security becoming marketable, as we do not believe this volatility correlates to our core operational performance. Consequently, our non-GAAP earnings per share figures exclude these impacts to facilitate an evaluation of our current performance and comparisons to our past operating performance.
Tax Reform adjustment: We recognized a higher income tax expense in Q4 2017 as a result of Tax Reform and made adjustments to the original estimate during 2018. We exclude the provisional tax estimate and adjustments when calculating certain non-GAAP measures. These adjustments facilitate a better evaluation of our current operating performance and comparisons to past operating results.
Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. This non-GAAP financial measure is helpful to investors in understanding our capital requirements and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q1 2020 Outlook	Full-Year 2020

	Approximately	Approximately
GAAP OPERATING MARGIN	33%	31%
Acquisition-related adjustments	2%	2%
NON-GAAP OPERATING MARGIN	35%	33%

GAAP DILUTED EARNINGS PER COMMON SHARE	$1.23	$4.71
Acquisition-related adjustments	0.08	0.33
Income tax effect	(0.01)	(0.04)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.30	$5.00

(In Billions)	Full-Year 2020

GAAP CASH FROM OPERATIONS	$33.5
Additions to property, plant and equipment	(17.0)
FREE CASH FLOW	$16.5

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts)	Dec 28, 2019	Dec 29, 2018	Dec 28, 2019	Dec 29, 2018
GAAP GROSS MARGIN	$11,878	$11,227	$42,140	$43,737
Acquisition-related adjustments	268	279	1,124	1,105
NON-GAAP GROSS MARGIN	$12,146	$11,506	$43,264	$44,842

GAAP GROSS MARGIN PERCENTAGE	58.8%	60.2%	58.6%	61.7%
Acquisition-related adjustments	1.3%	1.5%	1.6%	1.6%
NON-GAAP GROSS MARGIN PERCENTAGE	60.1%	61.7%	60.1%	63.3%

GAAP OPERATING INCOME	$6,797	$6,224	$22,035	$23,316
Acquisition-related adjustments	318	329	1,324	1,305
Restructuring and other charges	105	—	393	(72)
NON-GAAP OPERATING INCOME	$7,220	$6,553	$23,752	$24,549

GAAP TAX RATE	14.4%	7.8%	12.5%	9.7%
Other	(0.8)%	1.0%	(0.3)%	1.3%
NON-GAAP TAX RATE	13.6%	8.8%	12.2%	11.0%

GAAP NET INCOME	$6,905	$5,195	$21,048	$21,053
Acquisition-related adjustments	318	329	1,324	1,305
Restructuring and other charges	105	—	393	(72)
(Gains) losses from divestiture	(690)	—	(690)	(494)
Ongoing mark-to-market on marketable equity securities	(89)	508	(277)	129
Tax Reform	—	—	—	(294)
Income tax effect	114	(130)	(14)	(102)
NON-GAAP NET INCOME	$6,663	$5,902	$21,784	$21,525

GAAP DILUTED EARNINGS PER COMMON SHARE	$1.58	$1.12	$4.71	$4.48
Acquisition-related adjustments	0.07	0.07	0.29	0.28
Restructuring and other charges	0.02	—	0.09	(0.02)
(Gains) losses from divestiture	(0.16)	—	(0.16)	(0.11)
Ongoing mark-to-market on marketable equity securities	(0.02)	0.11	(0.06)	0.03
Tax Reform	—	—	—	(0.06)
Income tax effect	0.03	(0.02)	—	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.52	$1.28	$4.87	$4.58

Twelve Months Ended
(In Millions)	Dec 28, 2019

GAAP CASH FROM OPERATIONS	$33,145
Additions to property, plant and equipment	(16,213)
FREE CASH FLOW	$16,932

GAAP CASH USED FOR INVESTING ACTIVITIES	$(14,405)
GAAP CASH USED FOR FINANCING ACTIVITIES	$(17,565)